Exhibit 10.1

LabOne, Inc.

2001 LONG-TERM INCENTIVE PLAN

(AS AMENDED)

TABLE OF CONTENTS

              ARTICLE I                         GENERAL PROVISIONS

    1.1                                   Purpose of the Plan
    1.2                                   Administration
    1.3                                   Stock Subject to the Plan
    1.4                                   Eligibility to Receive Awards
    1.5                                   Form of Awards
    1.6                                   Certain Definitions

              ARTICLE II                       BONUS REPLACEMENT STOCK OPTION PROGRAM

    2.1                                   The Program
    2.2                                   Administration of the Program
    2.3                                   Shares Subject to the Program
    2.4                                   Eligibility
    2.5                                   Stock Options; Terms and Conditions
    2.6                                   Reload Options

              ARTICLE III                     STOCK PROGRAM FOR OUTSIDE DIRECTORS

    3.1                                   The Program
    3.2                                   Shares Subject to the Program
    3.3                                   Eligibility
    3.4                                   Compensation for Services
    3.5                                   Terms of Formula Options

              ARTICLE IV                       STOCK INCENTIVE PROGRAM

    4.1                                   The Program
    4.2                                   Administration of the Program
    4.3                                   Shares Subject to the Program
    4.4                                   Eligibility
    4.5                                   Form of Awards
    4.6                                   Stock Options
    4.7                                   Stock Appreciation Rights
    4.8                                   Restricted Stock and Restricted Stock Unit Awards
    4.9                                   Performance Units and Performance Shares
    4.10                                 Other Stock-Based Awards
    4.11                                 Performance-Based Awards
    4.12                                 Loans and Supplemental Cash Payments
    4.13                                 Miscellaneous Provisions

              ARTICLE V                         MISCELLANEOUS

   5.1                                   General Restrictions
   5.2                                   General Provisions Applicable to Awards
   5.3                                   Miscellaneous Plan Provisions

LabOne, Inc.

2001 LONG-TERM INCENTIVE PLAN

ARTICLE I

GENERAL PROVISIONS

1.1.     Purpose of the Plan.

                  The purpose of the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan") is to further the earnings of LabOne, Inc. ("LabOne") and its subsidiaries (collectively the "Company") by: (a) assisting the Company in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (b) providing for the award of long-term incentives to such officers, directors, employees and consultants.

                  The Plan includes separate programs designed to further the purposes of the Plan:   (i) the Bonus Replacement Stock Option Program, under which LabOne may permit or require employees who are eligible to receive annual incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of such incentive compensation, (ii) the Stock Program for Outside Directors, which provides for automatic annual grants of Shares to outside directors of LabOne of a portion of their annual retainer fees and an annual option to purchase Shares, and (iii) the Stock Incentive Program, which permits the award of stock incentives to officers, directors, key employees and consultants of the Company.

                  The Plan is not intended to be a Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. Certain capitalized terms used herein are defined in Section 1.6 below.

1.2.     Administration.

                  1.2.1     Composition of the Committee.     The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of LabOne (the "Board"). The members of the Committee shall be appointed by and may be changed from time to time in the discretion of the Board. The Board may, in its sole discretion, bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee. The Board may require that each member of a Committee authorized to grant Awards or make determinations with respect to a Reporting Person be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import. The Board may require that each member of a Committee authorized to grant Awards or make determinations with respect to a Covered Employee be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                  1.2.2.     Authority of the Committee.     The Committee shall have full and final power and authority to administer and interpret the Plan. In addition to such general power and authority, and subject to the provisions of the Plan, the Committee shall have such specific authority in administering each Program as provided in the Plan. The Committee shall have the power and authority to authorize the issuance of Shares pursuant to Awards granted under the Plan. Decisions of the Committee shall be final, binding and conclusive on all persons, including the Company and any Participant. The Committee may hold meetings and take action in the manner permitted under the applicable provisions of the Articles of Incorporation and By-laws of the Company, resolutions of the Board and applicable law, as amended from time to time. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award under the Plan.

                  1.2.3.     Power and Authority of the Board of Directors.     Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

1.3.     Stock Subject to the Plan.

                  1.3.1.     Number of Shares.     The aggregate number of Shares that may be subject to Awards under each Program shall be as specified in the Plan. Shares authorized for issuance or transfer pursuant to Awards under one Program may not be used to satisfy Awards under another Program. Shares issued or transferred under the Plan may be authorized and unissued Shares or treasury Shares.

                  1.3.2.     Adjustment to Shares Upon Certain Events.     In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected Participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding Awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding Awards as it deems equitable in its sole discretion. Fractional Shares resulting from any such adjustments shall be eliminated. No adjustment or action described in this Section 1.3.2 shall be authorized to the extent that such adjustment or action would (a) cause the Plan or any Incentive Stock Option granted or to be granted under the Plan to violate Section 422 of the Code, or (b) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (if the Board determines that such Performance-Based Awards should comply with such provisions).

                  1.3.3.     Limit on Individual Grants.     Subject to adjustment as provided in Section 1.3.2 hereof, (a) the maximum number of Shares subject to stock options which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 500,000 Shares, (b) the maximum number of Shares underlying stock appreciation rights which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 150,000 Shares and (c) the maximum number of Shares subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards which may be granted under the Plan in any calendar year to any Participant shall be 150,000 Shares. In addition, the maximum amount of compensation payable in respect of performance unit awards, cash in addition to an Award under Section 4.12 hereof and dividend equivalents under Section 4.13.2 hereof that may be paid in the aggregate under the Plan in any calendar year to any Participant shall not exceed $1,500,000. All determinations under this Section shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder, to the extent that the Board determines that Awards under the Plan should comply with such provisions.

                  1.3.4.     Limit on Certain Types of Awards.     Subject to adjustment as provided in Section 1.3.2 hereof, the maximum number of Shares which may be issued in the aggregate with respect to restricted stock and restricted stock unit awards under Section 4.8 hereof, performance share awards under Section 4.9 hereof and other stock-based awards payable in Shares pursuant to Section 4.10 hereof shall be ~~150,000~~ 500,000 Shares, provided that Shares awarded pursuant to any such Award shall not, to the extent such Award expires or lapses or is terminated, forfeited or cancelled, be counted against the maximum number of Shares which may be issued pursuant to this Section 1.3.4.

1.4.     Eligibility to Receive Awards.

            All officers, directors, employees and consultants of the Company are eligible to be Participants in the Plan. Incentive Stock Options (as defined below) may be granted only to persons eligible to receive such options under the Code.

1.5.     Form of Awards.

            Subject to the provisions of the Plan, Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards as provided herein or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any successor provision ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options"). The types of Awards that may be granted under each Program are specified in the Plan.

1.6.     Certain Definitions

            1.6.1.     "Affiliate" of LabOne means any person or organization that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, LabOne.

            1.6.2.     "Award" means any award of stock options to purchase Shares, stock appreciation rights, performance units, performance shares, restricted stock, restricted stock units or other stock-based awards as provided herein or any combination of the above granted under the Plan.

            1.6.3.     "Beneficiary" means the person or persons designated in writing by the grantee of an Award as the grantee's Beneficiary with respect to such Award; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the grantee's estate or the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an Award. In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

            1.6.4.     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

            1.6.5.     "Covered Employee" means a "covered employee" for a particular taxable year of the Company within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder or any Participant who the Committee believes may be such a covered employee for a particular taxable year of the Company, and who the Committee believes may have remuneration in excess of $1,000,000 for such taxable year, as provided in Section 162(m) of the Code.

            1.6.6.     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

            1.6.7.     "Fair Market Value" of Shares shall mean the Fair Market Value of such Shares as determined in good faith by the Board or the Committee, provided that if the Shares are then traded on a national securities exchange or NASDAQ, the "Fair Market Value" of Shares as of a particular day shall mean the Closing Price of the Shares on the business day immediately prior to such day, unless the average of the Closing Price over a different number of days is selected by the Committee for purposes of such determination. "Closing Price" as of a particular day with respect to the Shares shall be the last sale price of the Shares, or in the absence thereof the average of the closing bid and asked prices of the Shares, on the national securities exchange on which such Shares are listed and principally traded or, if such Shares are not listed on any national securities exchange, as reported by NASDAQ.

            1.6.8.     "Outside Director" means a member of the Board of Directors who is not an employee of LabOne or any parent corporation or subsidiary corporation of LabOne (as defined in Sections 424(e) and (f) of the Code).

            1.6.9.     "Participant" means any person selected to receive an Award pursuant to the Plan.

            1.6.10.   "Performance-Based Awards" means Awards and other compensation payable under the Plan which the Committee from time to time determines are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

            1.6.11.   "Programs" means the Bonus Replacement Stock Option Program, the Stock Program for Outside Directors and the Stock Incentive Program. The Programs are sometimes referred to herein individually as the Program.

            1.6.12.   "Reporting Person" means any person subject to Section 16 of the Exchange Act, or any successor rule.

            1.6.13.   "Shareholder-Approved Performance Goals" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance-Based Awards described in Section 4.11 hereof. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Shareholder-Approved Performance Goals may be described in terms of objectives related to the performance of the Participant, LabOne, any subsidiary, or any division, unit, department, region or function within LabOne or any subsidiary in which the Participant is employed. Shareholder-Approved Performance Goals may be made relative to the performance of other companies. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Shareholder-Approved Performance Goals applicable to any Performance-Based Award shall be based on specified levels of or changes in one or more of the following criteria: (i) cash flow, which may include net cash flow from operations, or net cash flow from operations, financing and investing activities, (ii) earnings per share, (iii) pre-tax income, (iv) net income, (v) return on sales, (vi) return on equity, (vii) return on assets, (viii) return on capital, (ix) return on investment, (x) revenue growth, (xi) market share, (xii) retained earnings, (xiii) improved gross margins, (xiv) operating expense ratios, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) costs, (xvii) cost reductions or savings, (xviii) debt reduction, (xix) selling, general and administrative expenses, (xx) share appreciation and (xxi) total return to shareholders (share appreciation plus dividends).

            1.6.14.   "Shares" means shares of Common Stock, $.01 par value per share, of LabOne as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of any transaction described in Section 1.3.2 hereof.

            1.6.15.   "Subsidiary" of LabOne means any organization more than 50% of whose outstanding voting securities are beneficially owned, directly or indirectly, by LabOne.

ARTICLE II

BONUS REPLACEMENT STOCK OPTION PROGRAM

2.1     The Program.

            Under the Bonus Replacement Stock Option Program, LabOne may permit or require employees who are eligible to receive annual incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of such incentive compensation.

2.2.     Administration of the Program.

            In addition to the general power and authority specified in Section 1.2 hereof, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (a) determine whether stock options will be granted under this Program in any calendar year, (b) determine the employees or classes of employees eligible to receive stock options under this Program in any calendar year, (c) determine the date or dates on which stock options will be granted under this Program, (d) determine whether participation in this Program will be elective or mandatory, (e) determine the number of Shares that may be subject to each stock option granted under this Program, (f) determine the amount of incentive compensation to be given up for each stock option granted under this Program, (g) determine the terms and conditions of any stock option and the terms and conditions of any agreement evidencing a stock option under this Program, (h) authorize the issuance of Shares pursuant to stock options granted under this Program, (i) interpret, construe and administer this Program and any instrument or agreement relating to or evidencing an award under this Program, (j) establish, amend, suspend or waive rules and guidelines relating to this Program and stock options granted hereunder, (k) correct any defect, supply any omission and reconcile any inconsistency in this Program or any stock option granted under this Program and (l) make any other determination or take any other action that it deems necessary or desirable for administration of this Program or any stock option granted hereunder.

2.3.     Shares Subject to the Program.

            The total number of Shares for which stock options may be granted under this Program shall be ~~984,699~~ 184,699 Shares. If for any reason any stock option granted under this Program expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that results in fewer shares outstanding than were awarded pursuant to the stock option, the Shares subject to such stock option, to the extent of such expiration, lapse, termination, surrender, forfeiture, cancellation or decrease, shall again be available for award under this Program.

2.4.     Eligibility.

            Any salaried employee of the Company eligible to receive incentive compensation for a particular fiscal year of the Company shall be eligible to participate in this Program for such year.

2.5.     Stock Options; Terms and Conditions.

            2.5.1.     Non-Qualified Stock Option.     Each stock option granted under this Program shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

            2.5.2.     Consideration for Stock Options; Number of Shares.     Each stock option under this Program shall be granted in lieu of a portion of the optionee's cash payout under any incentive compensation plan or program of the Company. The Committee shall determine the number of Shares or the manner of determining the number of Shares available for such stock option grants in any calendar year, subject to the total number of Shares available under this Program for such year, and the amount or the method of determining the amount of annual incentive compensation to be given up by Participants in return for stock option grants, taking into consideration such factors in making such determinations as the Committee deems appropriate in its sole discretion.

            2.5.3.     Participation of Optionees.     Participation in this Program may be voluntary or mandatory, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established by the Committee.

            2.5.4.     Exercise Price.     The option exercise price to be paid for each Share purchased upon the exercise of a stock option under this Program shall be one hundred percent (100%) of the Fair Market Value of such Share on the date the stock option is granted, as determined by the Committee.

            2.5.5.     Vesting.     Under this Program, unless the Committee determines otherwise, (a) the total number of Shares subject to a stock option granted in lieu of incentive compensation for a calendar year shall become exercisable at the later later of the time the option is granted or the incentive compensation of the optionee for such calendar year is determined by the Committee and (b) if the employment of an optionee is terminated for any reason prior to the grant or the vesting of the stock option, the stock option shall be forfeited and any incentive compensation earned by the optionee shall be payable to the optionee as if an election to acquire stock options had not been made.

            2.5.6.     Term of Option.     Each stock option granted under this Program shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this Section. Under this Program, unless otherwise determined by the Committee prior to or at the time of the grant of a respective stock option, if the optionee's employment with the Company is terminated, the optionee may exercise any stock option granted under this Program that is exercisable on the date of termination of employment until the earlier of (a) the date on which the stock option expires and (b) the end of the applicable period below:

(i)     If the optionee's employment with the Company is terminated by reason of the optionee's normal retirement (within the meaning of the money purchase pension plan of LabOne), the stock option shall terminate five (5) years after the optionee's retirement date.

(ii)     If the optionee's employment with the Company is terminated by reason of the optionee's disability qualifying the optionee for long-term disability benefits under the LabOne's long-term disability plan, the stock option shall terminate five (5) years after the date of termination of employment.

(iii)     If the optionee's employment with the Company is terminated by reason of the optionee's death, the stock option shall terminate one (1) year after the date of death.

(iv)     If the optionee's employment with the Company is terminated by the Company without cause, the stock option shall terminate ten (10) years after the date of grant.

(v)     If the optionee's employment with the Company is terminated by the Company with cause, the stock option shall terminate ninety (90) days after the date of termination of employment. "Cause" means conduct by the optionee that reflects adversely on the optionee's honesty, trustworthiness or fitness as an employee, or the optionee's willful engagement in conduct that is demonstrably and materially injurious to the Company.

(vi)     If the optionee's employment with the Company is terminated by the optionee, the stock option shall terminate ninety (90) days after the date of termination of employment.

The foregoing notwithstanding, unless otherwise determined by the Committee, all outstanding stock options under this Program granted to the optionee, whether vested or unvested, shall automatically terminate if, during the term of the optionee's employment with the Company or after the termination of optionee's employment with the Company for any reason, the optionee shall, without the prior written consent of LabOne, directly or indirectly, individually or in concert with others, or through the medium of any other corporation, partnership, syndicate, association, joint venture, or other entity, or as an employee, officer, director, agent, consultant, partner, member or otherwise: (a) solicit, accept, divert or service, or attempt to solicit, accept, divert or service, any business similar to the type and character of business then engaged in by the Company from any person, corporation or other entity who was as of the date of the termination of the optionee's employment a customer of the Company, (b) solicit, induce or encourage any employee, contractor or agent of the Company to terminate employment or any other relationship with the Company or to compete with the Company in any manner, or (c) compete with the Company in any business conducted or planned to be conducted by the Company as of the date of the termination of the optionee's employment.

            2.5.7.     Payment for Shares.     Unless otherwise determined by the Committee, payment of the purchase price of the Shares with respect to which a stock option under this Program is exercised may be made in any of the following forms: (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the stock option by a number of Shares having a Fair Market Value equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of a stock option, (e) any other lawful consideration which is satisfactory to the Committee or (f) a combination of any of the foregoing. In lieu of delivering Shares, the person exercising the stock option may provide an affidavit in form satisfactory to the Committee regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the stock option, less a number of Shares having a Fair Market Value equal to such purchase price on the date of exercise, as determined by the Committee.

            2.5.8.     Manner of Exercise.     Any vested and exercisable stock option under this Program may be exercised in whole or in part at any time or from time to time prior to the expiration or termination of the stock option by giving written notice, signed by the person exercising the stock option, to LabOne stating the number of Shares with respect to which the stock option is being exercised, accompanied by payment in full of the exercise price for the number of Shares to be purchased. No stock option may exercised at any time with respect to a fractional Share. Any stock option of a deceased optionee may be exercised, to the extent vested at the time of such optionee's death, by the optionee's Beneficiary.

            2.5.9.     Effect of Certain Transactions on Stock Options.     In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne; the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding stock options granted under this Program: (i) provide that such stock options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the optionee, provide that the stock option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the stock option shall terminate.

2.6.     Reload Options.

            2.6.1.     Grant of Reload Option; Number of Shares; Price.     Under this Program, the Committee may provide that an optionee shall have the right to a reload option, which shall be subject to the terms and conditions set forth herein. Subject to Sections 2.6.2 and 2.6.3 hereof and to the availability of Shares to be optioned under this Program, if an optionee has a stock option to purchase Shares (the "original option") with reload rights and pays for the exercise of the original option and/or the tax withholding obligation related to the exercise by surrendering Shares or directing LabOne to withhold Shares, the optionee shall receive a new stock option ("reload option") to purchase a number of Shares up to the number so surrendered and/or directed to be withheld, as determined by the Committee, at an exercise price equal to the Fair Market Value of the Shares on the date of the exercise of the original option.

            2.6.2.     Minimum Purchase Required     A reload option will be granted under this Program only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the Shares remaining under the original option if less than 25% of the Shares remain to be exercised).

            2.6.3.     Other Requirements.     A reload option: (a) will not be granted if the Fair Market Value of the Shares on the date of exercise of the original option is less than the exercise price of the original option; (b) will not be granted if the optionee is not, on the exercise date, an employee of the Company; (c) will not be granted if the original option is exercised less than one year before the expiration of the original option; and (d) with respect to original options transferred by the optionee to another person in accordance with this Program, reload options shall be granted to the optionee upon exercise by the transferee to the same extent as if the optionee had exercised the original option in a similar manner.

            2.6.4.     Term of Option.     The reload option shall expire or terminate on the same date as the original option would expire or terminate under Section 2.5.

            2.6.5.     Type of Option.     The reload option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

            2.6.6.     No Additional Reload Options.     The reload option shall not include any right to a second reload option.

            2.6.7.     Date of Grant; Vesting.     The date of grant of the reload option shall be the date of the exercise of the original option. Reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all Shares purchased upon the exercise of the original option (except for any Shares withheld to pay the exercise price or for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. The reload option shall become exercisable in full if the optionee terminates employment by reason of the optionee's death, disability qualifying for long-term disability benefits under the LabOne's long-term disability plan, or normal retirement (within the meaning of the money purchase pension plan of LabOne). In no event shall a reload option be exercised after the original option expires or terminates as provided in Section 2.5.

            2.6.8.     Compliance with Section 16(b).     In connection with reload options for executive officers who are subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

            2.6.9.     Other Terms and Conditions.     Except as otherwise provided herein, all the provisions of this Program and the provisions of the Plan applicable to this Program shall apply to reload options.

ARTICLE III

STOCK PROGRAM FOR OUTSIDE DIRECTORS

3.1.     The Program.

            The Stock Program for Outside Directors provides for the automatic annual grant to Eligible Directors of (a) a portion of their annual retainer fees in Shares and (b) an option to purchase Shares.

3.2.     Shares Subject to the Program.

            The total number of Shares that may be issued or transferred pursuant to this Program shall be 300,000 Shares, subject, however, to adjustment as provided in Section 1.3.2. hereof. If for any reason any stock option granted under this Program expires or lapses or is terminated, forfeited or cancelled, the Shares subject to such stock option, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under this Program.

3.3.     Eligibility.

            All members of the Board who are not employees of LabOne or any of its Subsidiaries shall be eligible to participate in this Program (the "Eligible Directors").

3.4.     Compensation for Services.

            3.4.1.     Annual Retainer Fee.     On the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is an Eligible Director of LabOne on such day shall receive as compensation for his or her services an annual retainer fee of (a) $7,500 in cash and (b) a grant of a number of Shares having a value equal to $10,000, based upon the Fair Market Value of the Shares on the date of grant.

            3.4.2.     Annual Grant of Stock Options.     On the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is an Eligible Director of LabOne on such day shall automatically receive a grant of a stock option to purchase that number of Shares equal to 50,000 divided by the Fair Market Value per Share on such date (a "Formula Option").

            3.4.3.     Partial Awards.     Each person appointed by the Board to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors as of any date other than the date of the annual meeting of the shareholders of LabOne and who qualifies as an Eligible Director shall receive (a) under Section 3.4.1 a proportionate share of the cash payment of $7,500 and a proportionate grant of a number of Shares having a value equal to $10,000 based upon the Fair Market Value of the Shares on such date, and (b) under Section 3.4.2 a proportionate grant of a Formula Option to purchase a number of Shares based upon the Fair Market Value on such date. The proportionate amounts shall be determined by multiplying the foregoing amounts by a fraction (i) the numerator of which shall be the number of full or partial months such Director is scheduled to be serve between the date of his election as a Director and the month during which the next succeeding annual meeting of the shareholders of LabOne is scheduled to be held, and (ii) the denominator of which shall be twelve.

            3.4.4.     Other Compensation.     Each person who is an Eligible Director of LabOne shall receive such other compensation, including without limitation compensation for his services at each meeting of the Board and committee of the Board attended, as shall be determined from time to time by the Board.

            3.4.5.     Fractional Shares.     Any fractional Share that may be issuable pursuant to this Section 3.4 shall be rounded to the nearest whole Share.

3.5.     Terms of Formula Options.

            3.5.1.     Non-Qualified Stock Option.     Each Formula Option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

            3.5.2.     Option Price.     The option exercise price to be paid by each such Eligible Director for each Share purchased upon the exercise of a Formula Option shall be one hundred percent (100%) of the Fair Market Value of the Shares on the date the Formula Option is granted.

            3.5.3.     Vesting Schedule.     Each Formula Option shall become exercisable during the term of the Eligible Director's service as a director of LabOne with respect to one-third of the Shares subject to such option on the first anniversary of the date of grant, one-third of the Shares subject to such option on the second anniversary of the date of grant and the remaining Shares subject to such option on the third anniversary of the date of grant; provided that, notwithstanding the foregoing, the Formula Option shall become exercisable in full upon (a) the occurrence of a Change of Control (as defined in Section 3.5.8 hereof) during the Eligible Director's service or at the time of the termination of the Eligible Director's service as a director of LabOne, provided the Formula Option has been outstanding for at least one hundred eighty (180) days at the time of such occurrence or (b) termination of the Eligible Director's service as a director of LabOne due to the Eligible Director's death or permanent and total disability.

            3.5.4.     Term of Option.     Each Formula Option shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this subsection. In the event that a Eligible Director's service as a director of LabOne terminates for any reason, the Eligible Director (or in the event of death the Eligible Director's Beneficiary) shall have the right to exercise the Formula Option, to the extent the Formula Option was exercisable at the time of such termination, at any time within one (1) year after the date of termination of service, provided that in no event may the Formula Option be exercised after the tenth anniversary of the date of grant. Upon the earlier of the tenth anniversary of the date of grant or the end of such one (1) year period, the Formula Option shall expire.

            3.5.5.     Payment for Shares.     Unless otherwise determined by the Committee, the option exercise price of the Shares with respect to which a Formula Option is exercised shall be payable in full at the time of exercise in (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to LabOne to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option by a number of Shares having a Fair Market Value on the date of exercise equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of a Formula Option, (v) any other lawful consideration satisfactory to the Committee or (e) a combination of any of the foregoing. In lieu of delivering Shares, the person exercising the Formula Option may provide an affidavit in form satisfactory to the Committee regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option, less a number of Shares having a Fair Market Value equal to such purchase price on the date of exercise.

            3.5.6.     Time and Manner of Exercise.     Any vested and exercisable Formula Option may be exercised in whole or in part at any time or from time to time prior to the expiration or termination of the Formula Option by giving written notice, signed by the person exercising the Formula Option, to LabOne stating the number of Shares with respect to which the Formula Option is being exercised, accompanied by payment in full of the exercise price for the number of Shares to be purchased. No Formula Option may exercised at any time with respect to a fractional Share. Any Formula Option of a deceased Eligible Director may be exercised, to the extent vested and exercisable on the date of death of the Eligible Director, by the Eligible Director's Beneficiary.

            3.5.7.     Effect of Certain Transactions on Formula Options.     In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne; the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding Formula Options: (i) provide that such Formula Option shall be assumed or an equivalent stock option shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to an Eligible Director, provide that the Formula Option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Formula Option shall terminate.

            3.5.8.     Definition of Change of Control.     For purposes of this Program, "Change of Control" means the occurrence of any of the following events:

          (a) a majority of the Board ceases to consist of Continuing Directors ("Continuing Director" means any person who was a member of the Board as of the date of this Plan, and any person who subsequently becomes a member of such Board if such person's election or nomination for election to such Board by LabOne's shareholders is recommended or approved by a majority of the Continuing Directors, excluding any person elected or appointed to the Board to avoid or settle a threatened or actual election contest);

          (b) LabOne merges or consolidates with another corporation or other entity and as a result of such transaction the shareholders of LabOne immediately prior to such transaction beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent); or

          (c) the shareholders of LabOne approve an agreement (including a plan of liquidation) to sell or otherwise dispose of all or substantially all of the assets of LabOne (other than to one or more subsidiaries on LabOne), unless such sale or other disposition is (i) approved by a majority of the Continuing Directors of LabOne, and (ii) is specifically designated by a majority of the Continuing Directors not to constitute a change of control for purposes of this Program.

            3.5.9.     Additional Awards     Nothing in this Program or the Plan shall be deemed to prevent LabOne from granting stock options or Shares to any Eligible Director under any other program, plan or agreement adopted by LabOne.

            3.5.10.     Expiration of Program.     Awards under this Program shall continue to be granted so long as the Plan continues in effect, or until the Shares available for Awards under this Program shall no longer be sufficient to grant each Eligible Director the Shares and Formula Option provided in Section 3.4 hereof. At such time as there are insufficient Shares, the remaining Shares shall be used first to make the grants under Sections 3.4.1 and 3.4.3 hereof of the remaining Shares among the Eligible Directors entitled thereto on a pro rata basis, and second to make the grants of Formula Options under Sections 3.4.2 and 3.4.3 hereof among the Eligible Directors entitled thereto on a pro rata basis.

ARTICLE IV

STOCK INCENTIVE PROGRAM

4.1.     The Program.

     The Stock Incentive Program permits the Committee to grant Awards to officers, directors, employees and consultants of the Company.

4.2.     Administration of this Program.

            In addition to the general power and authority specified in Section 1.2.2. hereof, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (a) determine the eligible persons to whom Awards shall be made under this Program, (b) determine the type or types of Awards to be granted to each Participant hereunder, (c) determine the time or times when Awards shall be granted, (d) determine the terms and conditions of Awards and the terms and conditions of any agreement evidencing an Award, (e) authorize the issuance of Shares pursuant to Awards granted under this Program, (f) make determinations of the Fair Market Value of Shares pursuant to this Program, (g) interpret, construe and administer this Program and any instrument or agreement relating to or evidencing an Award under this Program, (h) establish, amend, suspend or waive rules and guidelines relating to this Program and Awards hereunder, (i) correct any defect, supply any omission and reconcile any inconsistency in this Program or any Award granted under this Program and (j) make any other determination or take any other action that it deems necessary or desirable for administration of this Program or any Award hereunder.

4.3.     Shares Subject to this Program.

            The aggregate number of Shares which may be issued or transferred pursuant to Awards under this Program shall be ~~2,000,000~~ 2,800,000 Shares, subject, however, to adjustment as provided in Section 1.3.2 hereof. If for any reason any Award expires or lapses or is terminated, forfeited or cancelled, the Shares subject to such Award, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under this Program. Notwithstanding the provisions of this Section 4.3, Shares shall not again become subject to Awards to the extent that such action would cause any Incentive Stock Option granted or to be granted under this Program to fail to qualify as an incentive stock option under Section 422 of the Code.

4.4.     Eligibility.

            All officers, directors, employees and consultants of the Company are eligible to be Participants in this Program.

4.5.     Form of Awards.

            Subject to the provisions of the Plan, Awards may be made under this Program from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards as provided herein or any combination of the above.

4.6.     Stock Options.

            4.6.1.     Award of Stock Options.     Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each stock option granted by the Committee under this Program, which may include without limitation: (a) the type of option (Incentive Stock Option or Nonqualified Stock Option), (b) the number of Shares subject to the option, (c) the time or times at which and/or the conditions upon which the option shall become exercisable in whole or in part, (d) the term of the option, provided that the term of an option shall not be greater than ten (10) years, and (e) the exercise price per Share, provided that the exercise price per Share shall not be less than the Fair Market Value of a Share on the date of grant, as determined by the Committee (subject to subsequent adjustment as provided in Section 1.3.2 hereof). The Committee, in its discretion, may provide for circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option granted under this Program, in whole or in part, at any time. A stock option granted under this Plan shall be an Incentive Stock Option only if the stock option is designated as an Incentive Stock Option in the Award Agreement.

            4.6.2.     Payment for Shares.     The Committee shall determine the form of payment of the purchase price of the Shares with respect to which an option is exercised, which may include without limitation (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the option by a number of Shares having a Fair Market Value equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of an option, (e) any other lawful consideration, including, without limitation, an Award or a note or other commitment satisfactory to the Committee or (f) a combination of any of the foregoing.

            4.6.3.     Incentive Stock Options.     In the case of an Incentive Stock Option, each Award shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such option as an Incentive Stock Option within the meaning of Section 422 of the Code or any successor provision.

            4.6.4.     Reload Provisions.     Options may contain a provision automatically granting a reload option to a Participant who surrenders Shares or directs the Company to withhold Shares in order to pay all or a portion of the exercise price of a stock option or the tax required to be withheld pursuant to the exercise of a stock option granted under this Program. The number of Shares subject to the reload option shall not be greater than the number of shares so surrendered or withheld, as determined by the Commitee. The date of grant of the reload option shall be the date on which the Participant surrenders the Shares in respect of which the reload option is granted. The reload option shall have an exercise price equal to the Fair Market Value of a Share on the date of grant of the reload option, as determined by the Committee, shall have a term that is no longer than the original term of the underlying stock option and shall have such other terms and conditions as shall be determined by the Committee in its discretion, subject to the terms of the Plan.

4.7.     Stock Appreciation Rights.

            4.7.1.     Award of SARs     Stock Appreciation Rights ("SARs") may be granted by the Committee either in connection with a previously or contemporaneously granted stock option under this Program or independently of a stock option. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each SAR. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (a) the Fair Market Value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (b) a specified price which shall not be less than 100 percent of the Fair Market Value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the Shares subject to the option.

            4.7.2.     SARs Related to Stock Options     If an SAR is granted in relation to a stock option, unless otherwise determined by the Committee, (a) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable, (b) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR and (c) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option, provided that an SAR granted with respect to less than the full number of Shares covered by a related option shall not be reduced until the related option has been exercised or has terminated with respect to the number of Shares not covered by the SAR.

            4.7.3.     Other Terms     Each SAR shall have such other terms and conditions as the Committee shall determine in its sole discretion, provided that the term of an SAR shall not be greater than ten (10) years. The Committee may, in its discretion, provide in the Award circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time. Upon exercise of an SAR, payment shall be made in cash, Shares at Fair Market Value on the date of exercise, other Awards, other property or any combination thereof, as the Committee may determine.

4.8.     Restricted Stock and Restricted Stock Unit Awards.

            4.8.1.      Restricted Stock and Restricted Stock Unit Awards     Restricted stock awards under this Program shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee, which are subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee. Restricted stock unit awards under this Program shall consist of units representing the right to receive Shares free of any purchase price or for such purchase price as may be established by the Committee, which are subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee.

            4.8.2.     Restriction Period.     Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee shall determine the terms and conditions upon which any restrictions upon restricted stock or restricted stock units awarded under this Program shall expire, lapse, or be removed. The Committee, in its discretion, may provide in the Award circumstances under which the restricted stock or restricted stock units shall become immediately transferable and nonforfeitable, or under which the restricted stock or restricted stock units shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any restricted stock or restricted stock units at any time.

            4.8.3.     Restrictions Upon Transfer; Rights as a Shareholder.     Restricted stock, including the right to vote such restricted stock and to receive dividends thereon, and restricted stock units may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such restricted stock or restricted stock units, except to the extent determined by the Committee. Notwithstanding the foregoing, and except as otherwise provided in the Plan or determined by the Committee, the grantee of the restricted stock shall have all of the other rights of a shareholder, including, but not limited to, the right to receive dividends and the right to vote such Shares. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Shares subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. Unless the Committee otherwise provides in an Award Agreement, holders of restricted stock units shall have no rights as shareholders of LabOne. The Committee may provide in an Award Agreement that the holder of restricted stock units shall be entitled to receive, upon LabOne's payment of a cash dividend on outstanding Shares, a cash payment for each restricted stock unit held equal to the per-Share dividend paid on outstanding Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional restricted stock units at a price per unit equal to the Fair Market Value of a Share on the date such dividend is paid, as determined by the Committee, and shall be subject to the same restrictions as the restricted stock units to which such dividends or distributions relate.

            4.8.4.     Restricted Stock Certificates.     Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any certificate or certificates are to be issued, the Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee, may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee, and may provide for any appropriate legend to be borne by the certificate or certificates.

4.9.     Performance Units and Performance Shares.

            Performance unit and performance share awards under this Program shall entitle grantees to future payments based upon the achievement of pre-established performance objectives. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions applicable to each performance unit or performance share award, which may include without limitation the following: (a) one or more performance periods, (b) the initial value of each performance unit subject to a performance unit award or the number of Shares subject to a performance share award, (c) performance targets to be achieved during each applicable performance period and (d) the terms of payment of performance unit and performance share awards. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance. At any time prior to payment of a performance unit or performance share award, the Committee may adjust previously established performance targets or other terms and conditions to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events. Payment on performance unit and performance share awards may be made in cash, Shares, other Awards, other property or any combination thereof, as the Committee may determine.

4.10.     Other Stock-Based Awards.

            The Committee may grant to Participants, either alone or in addition to other Awards granted under this Program and the Plan, Awards which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities or other instruments convertible into Shares). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Such Awards may be paid in Shares, cash, other Awards, other property or any combination thereof, as the Committee may determine. Such Awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. The form or forms of consideration payable for Shares or other securities delivered pursuant to a purchase right granted under this Section may include any form of consideration specified in Section 4.6.2 hereof. The Committee may establish certain performance criteria that may relate in whole or in part to receipt of awards hereunder. The provisions of this Section 4.10 notwithstanding, any stock option to purchase Shares, SAR, restricted stock or restricted stock unit award or performance share award granted under this Program must comply with the provisions of this Program applicable to such Award.

4.11.     Performance-Based Awards.

            4.11.1.     Applicability.     Awards granted and other compensation payable under this Program which are intended to qualify as Performance-Based Awards shall be subject to the provisions of this Section. In the event of any conflict between the provisions of this Section and any other provisions of this Program or the Plan, the provisions of this Section shall prevail.

            4.11.2.     Performance Goals.     The specific performance goals for the Performance-Based Awards granted under Sections 4.8, 4.9, 4.10, 4.12 and 4.14.3 hereof shall be one or more Shareholder-Approved Performance Goals, as selected by the Committee in its sole discretion. To the extent required under Section 162(m) of the Code and the regulations promulgated thereunder, the Committee shall (a) establish in the applicable Award Agreement the specific performance targets relative to the Shareholder-Approved Performance Goals which must be attained before compensation under the Performance-Based Award becomes payable, (b) provide in the applicable Award Agreement the method for computing the amount of compensation payable to the Participant if the target or targets are attained, and (c) at the end of the relevant performance period and prior to any payment of compensation, certify whether the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing compensation shall be established within the time period permitted under Section 162(m) of the Code and the regulations promulgated thereunder. The Committee may reserve the right in any Award Agreement covering a Performance-Based Award to reduce the amount payable at a given level of performance. The Committee shall be precluded from increasing the amount of compensation payable that would otherwise be due upon attainment of a performance goal contained in a Performance-Based Award, to the extent required under Section 162(m) of the Code and the regulations promulgated thereunder for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

            4.11.3.     Modification of Performance Goals.     Except where a modification would cause a Performance-Based Award to no longer qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee may in its discretion modify any performance goal or target relating to a Performance-Based Award, in whole or in part, as the Committee deems appropriate and equitable, subject to the provisions of Section 5.2.6 hereof.

            4.11.4.     Discretion; Compliance.     Notwithstanding any other provision of this Program or the Plan to the contrary, neither the Board nor the Committee shall be entitled to exercise any discretion otherwise authorized under this Program with respect to any Performance-Based Award or with respect to the amendment or modification of any provision of this Program without shareholder approval, if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Notwithstanding any other provision of this Program to the contrary, this Program and the Plan shall be deemed to include such additional limitations or requirements set forth in Section 162(m) of the Code and the regulations and rulings promulgated thereunder which are required to be included in the Plan in order for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, and this Program shall be deemed amended to the extent necessary to conform to such limitations and requirements from time to time.

4.12.     Loans and Supplemental Cash Payments.

            The Committee in its sole discretion to further the purpose of this Program may provide for cash payments to individuals in addition to an Award under this Program, or loans to individuals in connection with all or any part of an Award under this Program. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee, provided that in no event shall the amount of payment exceed:

          (a)     In the case of an option, the excess of the Fair Market Value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

          (b)     In the case of an SAR, performance unit, performance share, restricted stock, restricted stock unit or other stock-based award, the value of the Shares and other consideration issued in payment of such Award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

4.13     Miscellaneous Provisions.

            4.13.1.     Multiple or Successive Awards.     Each type of Award under this Program may be made alone, in addition to or in relation to any other Award. Multiple Awards, multiple forms of Awards, or combinations thereof may be evidenced by a single Award Agreement or multiple Award Agreements, as determined by the Committee. Successive Awards may be granted under this Program to the same Participant whether or not any Awards previously granted to such Participant remain outstanding. No person shall have any claim or right to be granted an Award under this Program.

            4.13.2.     Dividends.     In the discretion of the Committee, any Award under this Program may provide the Participant with dividends or dividend equivalents payable in cash or property, currently or deferred, with or without interest. Dividend equivalents granted with respect to a stock option which is a Performance-Based Award may not be made contingent upon exercise of the stock option, to the extent prohibited by Section 162(m) of the Code and the regulations promulgated thereunder with respect to qualified performance-based compensation.

            4.13.3.     Termination of Employment or Consulting Arrangement.     The Committee shall determine the effect, if any, on an Award under this Program of the disability, death, retirement or other termination of employment or services of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Beneficiary may receive payment of an Award or exercise rights thereunder.

ARTICLE V

MISCELLANEOUS

5.1.     General Restrictions.

            Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Shares in order to satisfy the requirements of federal and state securities laws, or (d) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of Shares thereunder, such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained. Any such restriction affecting an Award shall not extend the time within which the Award may be exercised; and none of the Company, its directors or officers or the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an Award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction. LabOne is no under obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any securities exchange or inter-dealer quotation system to effect such compliance. The Committee may impose such conditions upon the issuance of Shares under the Plan as the Committee deems necessary or desirable to cause such issuance to comply with applicable legal requirements and with the requirements of any securities exchange or inter-dealer quotation system on which LabOne's securities are then traded.

5.2.     General Provisions Applicable to Awards.

            5.2.1.     Award Agreements.     Unless otherwise determined by the Committee, (a) each Award under the Plan shall be evidenced by a written agreement entered into by and between LabOne and the Participant ("Award Agreement"), containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee in its sole discretion deems necessary or advisable, (b) each Participant to whom an Award has been granted shall agree that such Award shall be subject to all of the terms and conditions of the Plan and the terms and provisions of the applicable Award Agreement and (c) a Participant shall have no rights with respect to any Award unless the Participant shall have executed and delivered to the Company a copy of the Award Agreement with respect to such Award. The Committee may invalidate an Award under the Stock Incentive Program at any time before any required Award Agreement is signed and delivered by the Participant, and such Award shall be treated as never having been granted.

            5.2.2.     Committee Discretion.     The Committee's determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

            5.2.3.     Transferability.     Unless the Committee determines otherwise, a Participant's rights and interest under any Award or any Award Agreement may not be assigned or transferred in whole or in part, voluntarily or involuntarily, including by operation of law, except by will, by the laws and descent and distribution or pursuant to an effective Beneficiary designation.

            5.2.4.     Withholding.

          (a)     Prior to the issuance or transfer of Shares or other property under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by delivering Shares or electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of such Shares shall be the Fair Market Value of the stock on the date that the amount of tax to be withheld is determined (the Tax Date). Such Election must be made on or prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may be made unless otherwise determined by the Committee, in its discretion.

          (b)     Whenever payments to a Participant in respect of an Award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any Federal, state or local withholding tax requirements.

            5.2.5.     Deferred or Installment Payments.     Except with respect to Formula Options, the Committee may provide that the issuance of Shares or the payment or transfer of cash or property upon the settlement of Awards under this Program may be made in a single payment or transfer or in installments, and may authorize the deferral of, or permit a Participant to elect to defer, any such issuance, payment or transfer, all in accordance with such rules, requirements, conditions and procedures as may be established by the Committee. The Committee may also provide that any such installment or any such deferred issuance, payment or transfer shall include the payment or crediting of dividend equivalents, interest or earnings on deferred amounts.

            5.2.6.     Amendment of Awards.     Subject to the terms and conditions of the Plan and any Award Agreement, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award (including the applicable Award Agreement) in any manner, prospectively or retroactively, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, convert an Incentive Stock Option to a Nonqualified Stock Option, accept the surrender of any outstanding Award and authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if such amendment or modification, taking into account any related action, materially and adversely affects a Participant's rights under an Award or an Award Agreement, such Participant shall have consented to such amendment or modification. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to Section 1.3.2 of the Plan. The Committee may not amend any outstanding Award or Award Agreement relating to a Formula Option to the extent that such amendment would cause the provisions of this Plan applicable to Formula Options and the provisions of the Award or Award Agreement to fail to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act and the instructions thereto, unless the grant of the Formula Option otherwise qualifies for exemption under Rule 16b-3.

            5.2.7.     Limitation on Amendment of Awards.     Notwithstanding Section 5.2.6 hereof, unless approved by the shareholders of LabOne in accordance with Missouri law, (a) neither the Board nor the Committee shall amend or modify the terms of any outstanding Award relating to any stock option or SAR (including the applicable Award Agreement) to reduce the exercise price per Share and (b) no stock option or SAR shall be cancelled and replaced with any Award or Awards having a lower exercise price. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to Section 1.3.2 hereof.

            5.2.8.     Forfeiture and Restrictions on Transfer.     Except Award Agreements relating to Formula Options, each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Shares acquired pursuant to an Award or otherwise and may also provide for such restrictions on transferability of Shares acquired pursuant to an Award or otherwise that the Committee may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Participant not compete with the Company for a specified period of time.

            5.2.9.     Change of Control.     Subject to the terms and conditions of the Plan, the Committee may include such provisions in the terms of an Award or Award Agreement under this Program relating to a change of control of the Company (as defined by the Committee) as the Committee determines in its discretion. Such provisions may include, without limitation, provisions which: (a) provide for the acceleration of any time period relating to the exercise, realization, payment of the Award, (b) provide for the termination, cancellation or expiration of the Award in whole or in part, (c) provide for payment to the Participant of cash or other property with a Fair Market Value, as determined by the Committee, equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change of control, (d) adjust the terms of the Award in a manner determined by the Committee to reflect the change of control or (e) cause the Award to be assumed, or new rights substituted therefor, by another entity.

5.3     Miscellaneous Plan Provisions.

            5.3.1.     Rights of a Shareholder.     Except as otherwise provided in Section 4.8 hereof and subject to the provisions of the applicable Award Agreement, the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to such Participant, and the issuance of Shares shall confer no retroactive right to dividends.

            5.3.2.     Rights to Terminate Employment or Services.     Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or to continue providing services to the Company or affect any right that the Company may have to terminate the employment or services of such person.

            5.3.3.     Amendment and Termination of Plan.     The Board may terminate, amend, modify or suspend the Plan at any time, subject to such shareholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that, subject to Section 1.3.2 hereof, the Board may not, unless such amendment is approved by the shareholders of LabOne in accordance with Missouri law, amend the Plan to (a) increase the number of Shares available for the grant of Awards under any Program, (b) increase the maximum individual limits on Awards set forth in Section 1.3.3 hereof, (c) increase the maximum number of Shares which may be subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards pursuant to Section 1.3.4 hereof, (d) decrease the minimum per Share exercise price of stock options or the minimum per Share specified price for SARs under the Plan, (e) increase the number of Shares which may granted to Eligible Directors under Section 3.4 or may be subject to Formula Options granted under Section 3.4 (except pursuant to Section 1.3.2), (f) increase the maximum term of stock options or SARs under the Plan, (g) change or modify the provisions of Section 5.2.7 hereof or (h) extend the date in Section 5.3.5 after which no Incentive Stock Option and no Award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted. If any such termination, modification, amendment or suspension of the Plan shall materially and adversely affect the rights of any grantee or Beneficiary under an Award previously granted, the consent of such grantee or Beneficiary shall be required, provided that it shall be conclusively presumed that any adjustment pursuant to Section 1.3.2 hereof does not materially and adversely affect any such right.

            5.3.4.     Effect on Other Plans; Nature of Payments.     Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements or other benefit or incentive plans or shall affect any Participant's eligibility to participate in any other such arrangement or plan. Each grant of an Award and each issuance of Shares thereunder shall be in consideration of services performed for the Company by the Participant receiving the Award. Each such grant and issuance shall constitute a special incentive payment to the Participant receiving the Award and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise provide.

            5.3.5.     Effective Date and Duration of Plan.     The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the shareholders of LabOne in accordance with Missouri law before the first anniversary of the date the Plan is adopted by the Board, and provided, further, that no payment on any Award shall be made unless and until such shareholder approval is obtained. Unless it is sooner terminated in accordance with Section 5.3.3 hereof, the Plan shall remain in effect until all Awards under the Plan have been satisfied or have expired or otherwise terminated, but no Incentive Stock Option or Award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders of LabOne.

            5.3.6.     Unfunded Plan.     The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 4.8 hereof. Unless otherwise determined by the Committee, neither the Company nor any Affiliate shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Affiliate to pay any grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan, and no such obligations will be deemed to be secured by a pledge of or encumbrance on any property of the Company or an affiliate.

            5.3.7.     Curative Provision.     If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (to the extent that the Board has determined that the Plan or such Award should comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set forth herein; provided that, to the extent any stock option intended to qualify as an Incentive Stock Option cannot so qualify, that stock option to that extent shall be deemed a Nonqualified Stock Option for all purposes of the Plan.

            5.3.8.     Governing Law.     The Plan shall be governed by, and shall be construed, enforced and administered in accordance with, the internal laws of the State of Missouri (without giving effect to conflict of laws principles thereof), except to the extent that such laws may be superseded by any Federal law.